Exhibit 99.1

AMAZON.COM ANNOUNCES FOURTH QUARTER SALES UP 42% TO $9.5 BILLION

SEATTLE—(BUSINESS WIRE)—January 28, 2010—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its fourth quarter ended December 31, 2009.

Operating cash flow was $3.29 billion in 2009, compared with $1.70 billion in 2008. Free cash flow increased 114% to $2.92 billion in 2009, compared with $1.36 billion in 2008.

Common shares outstanding plus shares underlying stock-based awards outstanding totaled 461 million on December 31, 2009, compared with 446 million a year ago.

Net sales increased 42% to $9.52 billion in the fourth quarter, compared with $6.70 billion in fourth quarter 2008. Excluding the $354 million favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales would have grown 37% compared with fourth quarter 2008.

Operating income increased 75% to $476 million in the fourth quarter, compared with $272 million in fourth quarter 2008. Excluding the $31 million favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, operating income would have grown 63% compared with fourth quarter 2008.

Net income increased 71% to $384 million in the fourth quarter, or $0.85 per diluted share, compared with net income of $225 million, or $0.52 per diluted share, in fourth quarter 2008.

“Millions of people now own Kindles,” said Jeff Bezos, founder and CEO of Amazon.com. “And Kindle owners read, a lot. When we have both editions, we sell 6 Kindle books for every 10 physical books. This is year-to-date and includes only paid books — free Kindle books would make the number even higher. It’s been an exciting 27 months.”

Full Year 2009

Net sales increased 28% to $24.51 billion, or 29% excluding the $182 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the year, compared with $19.17 billion in 2008.

Operating income increased 34% to $1.13 billion, or 39% excluding the $40 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the year, compared with $842 million in 2008. Included in 2009 operating income is the impact of our settlement with Toysrus.com LLC for $51 million. In 2008, operating income included a $53 million non-cash gain recognized on the sale of the Company’s European DVD rental assets.

Net income increased 40% to $902 million in 2009, or $2.04 per diluted share, compared with net income of $645 million, or $1.49 per diluted share, in 2008.

Highlights

•

Kindle and Kindle DX are available for immediate shipment to over 100 countries. Additionally, the Kindle for iPhone App is now available from the Apple App Store in more than 60 countries. Customers around the world can now synchronize reading between their Kindle, Kindle DX, personal computer, iPhone, iPod touch and soon, Blackberry, Mac and iPad.

•

The U.S. Kindle Store now has more than 410,000 books, including 100 of 112 New York Times Bestsellers, more than 8,000 blogs, and more than 130 top U.S. and International newspapers and magazines, including: The New York Times, The Wall Street Journal, The Times (U.K.), Le Monde, The Economist, The New Yorker, Newsweek, and Time.

•

The Company announced that authors and publishers around the world can now use the self-service Kindle Digital Text Platform (DTP) to upload and sell books in English, German and French to customers worldwide in the Kindle Store.

•

Amazon.com announced a new 70 percent royalty option for Kindle DTP, enabling authors and publishers to earn more royalties. Beginning June 30, authors and publishers who select the new royalty option will receive 70 percent of list price, net of delivery costs.

•	The Company introduced Kindle Development Kit, which gives developers access to programming interfaces, tools and documentation to build and upload active content for Kindle.

•	North America segment sales, representing the Company’s U.S. and Canadian sites, were $4.96 billion, up 36% from fourth quarter 2008.

•

International segment sales, representing the Company’s U.K., German, Japanese, French and Chinese sites, were $4.56 billion, up 49% from fourth quarter 2008. Excluding the favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, International sales grew 37%.

•	Worldwide Media sales grew 29% to $4.68 billion. Excluding the favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 23%.

•

Worldwide Electronics & Other General Merchandise sales grew 60% to $4.61 billion. Excluding the favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 54%.

•	The Company completed its acquisition of Zappos.com on November 1, 2009. Zappos.com contributed approximately $200 million to fourth quarter revenue.

•

Amazon Relational Database Service (Amazon RDS), a new web service that makes it easy to set up, operate and scale relational databases in the cloud, was introduced by Amazon Web Services (AWS). Amazon RDS provides cost-efficient and resizable capacity while automating time-consuming database administration tasks, freeing users to focus on their application and their business.

•

AWS introduced Spot Instances for Amazon EC2, a new option that allows customers to purchase and consume Amazon EC2 compute resources. With Spot Instances, customers bid on unused Amazon EC2 capacity and run those instances for as long as their bid exceeds the current Spot Price. Spot Instances can enable lower costs and provide significant short-term capacity for customers with flexibility in when their applications can run.

•

Both Amazon EC2 and Amazon S3 lowered pricing during the quarter. Amazon EC2 lowered prices up to 15% for all On-demand instance families and sizes, while Amazon S3 introduced new pricing tiers that will reduce storage cost for multi-petabyte customers by more than 15%.

Separately, the Company is announcing that its Board of Directors has authorized the Company to repurchase up to $2 billion of the Company’s common stock. The program allows the Company to opportunistically repurchase its shares from time to time when it believes that doing so would enhance long-term shareholder value. The repurchase authorization does not have a fixed expiration. Purchases may be effected through one or more open market transactions, privately negotiated transactions, transactions structured through investment banking institutions or a combination of the foregoing. This stock repurchase authorization replaces the previous $1 billion stock repurchase authorization, approved by the Board of Directors in 2008.

Financial Guidance

The following forward-looking statements reflect Amazon.com’s expectations as of January 28, 2010. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and consumer spending, world events, the rate of growth of the Internet and online commerce and the various factors detailed below.

First Quarter 2010 Guidance

•	Net sales are expected to be between $6.45 billion and $7.00 billion, or to grow between 32% and 43% compared with first quarter 2009.

•

Operating income is expected to be between $275 million and $365 million, or to grow between 13% and 50% compared with first quarter 2009. This guidance includes approximately $110 million for stock-based compensation and amortization of intangible assets, and it assumes, among other things, that no additional business acquisitions or investments are concluded and that there are no further revisions to stock-based compensation estimates.

We are prospectively adopting Accounting Standard Update (ASU) No. 2009-13, Revenue Recognition – Multiple Deliverable Revenue Arrangements, as of January 1, 2010. The impact of the adoption of this standard is included in our first quarter 2010 guidance.

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains and develops commercial agreements, acquisitions and strategic transactions, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services and technologies, system interruptions, government regulation and taxation, payments and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

About Amazon.com

Amazon.com, Inc. (NASDAQ: AMZN), a Fortune 500 company based in Seattle, opened on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. Amazon.com, Inc. seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer its customers the lowest possible prices. Amazon.com and other sellers offer millions of unique new, refurbished and used items in categories such as Books; Movies, Music & Games; Digital Downloads; Electronics & Computers; Home & Garden; Toys, Kids & Baby; Grocery; Apparel, Shoes & Jewelry; Health & Beauty; Sports & Outdoors; and Tools, Auto & Industrial. Amazon Web Services provides Amazon’s developer customers with access to in-the-cloud infrastructure services based on Amazon’s own back-end technology platform, which developers can use to enable virtually any type of business. Kindle and Kindle DX are the revolutionary portable readers that wirelessly download books, magazines, newspapers, blogs and personal documents to a crisp, high-resolution electronic ink display that looks and reads like real paper. Kindle and Kindle DX utilize the same 3G wireless technology as advanced cell phones, so users never need to hunt for a Wi-Fi hotspot. Kindle is the #1 bestselling product across the millions of items sold on Amazon.

Amazon and its affiliates operate websites, including www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, and www.amazon.cn. As used herein, “Amazon.com,” “we,” “our” and similar terms include Amazon.com, Inc., and its subsidiaries, unless the context indicates otherwise.

AMAZON.COM, INC.

Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$2,514	$1,650	$2,769	$2,539
OPERATING ACTIVITIES:
Net income	384	225	902	645
Adjustments to reconcile net income to net cash from operating activities:
Depreciation of fixed assets, including internal-use software and website development, and other amortization	112	77	378	287
Stock-based compensation	100	79	341	275
Other operating expense (income), net	21	8	103	(24)
Losses on sales of marketable securities, net	(1)	—	(4)	(2)
Other expense (income), net	6	(17)	(15)	(34)
Deferred income taxes	(1)	41	81	(5)
Excess tax charges (benefits) from stock-based compensation	(52)	1	(105)	(159)
Changes in operating assets and liabilities:
Inventories	(340)	(102)	(531)	(232)
Accounts receivable, net and other	(509)	(324)	(481)	(218)
Accounts payable	2,231	1,336	1,859	812
Accrued expenses and other	429	209	300	247
Additions to unearned revenue	444	162	1,054	449
Amortization of previously unearned revenue	(214)	(124)	(589)	(344)
Net cash provided by (used in) operating activities	2,610	1,571	3,293	1,697

INVESTING ACTIVITIES:
Purchases of fixed assets, including internal-use software and website development	(137)	(101)	(373)	(333)
Acquisitions, net of cash acquired, and other	1	(87)	(40)	(494)
Sales and maturities of marketable securities and other investments	688	272	1,966	1,305
Purchases of marketable securities and other investments	(2,160)	(449)	(3,890)	(1,677)
Net cash provided by (used in) investing activities	(1,608)	(365)	(2,337)	(1,199)

FINANCING ACTIVITIES:
Excess tax benefits (charges) from stock-based compensation	52	(1)	105	159
Common stock repurchased	—	(100)	—	(100)
Proceeds from long-term debt and other	25	52	87	98
Repayments of long-term debt and capital lease obligations	(128)	(15)	(472)	(355)

Net cash provided by (used in) financing activities	(51)	(64)	(280)	(198)
Foreign-currency effect on cash and cash equivalents	(21)	(23)	(1)	(70)

Net increase in cash and cash equivalents	930	1,119	675	230

CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,444	$2,769	$3,444	$2,769

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$2	$3	$32	$64
Cash paid for income taxes	4	25	48	53
Fixed assets acquired under capital leases and other financing arrangements	50	44	147	148
Fixed assets acquired under build-to-suit leases	55	37	188	72
Conversion of debt	—	—	—	605

AMAZON.COM, INC.

Consolidated Statements of Operations

(in millions, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Net sales	$9,519	$6,704	$24,509	$19,166
Cost of sales	7,543	5,356	18,978	14,896

Gross profit	1,976	1,348	5,531	4,270
Operating expenses (1):
Fulfillment	755	549	2,052	1,658
Marketing	274	169	680	482
Technology and content	350	278	1,240	1,033
General and administrative	100	72	328	279
Other operating expense (income), net (2)	21	8	102	(24)

Total operating expenses	1,500	1,076	4,402	3,428

Income from operations	476	272	1,129	842
Interest income	9	16	37	83
Interest expense	(8)	(12)	(34)	(71)
Other income (expense), net	(6)	26	29	47

Total non-operating income	(5)	30	32	59

Income before income taxes	471	302	1,161	901
Provision for income taxes	(85)	(79)	(253)	(247)
Equity-method investment activity, net of tax	(2)	2	(6)	(9)

Net income	$384	$225	$902	$645

Basic earnings per share	$0.87	$0.52	$2.08	$1.52

Diluted earnings per share	$0.85	$0.52	$2.04	$1.49

Weighted average shares used in computation of earnings per share:
Basic	440	428	433	423

Diluted	450	436	442	432

(1) Includes stock-based compensation as follows:

Fulfillment	$23	$19	$79	$61
Marketing	6	4	20	13
Technology and content	52	42	182	151
General and administrative	19	14	60	50

(2)	Q2 2008 includes a $53 million non-cash gain recognized on the sale of our European DVD rental assets. Q2 2009 includes the impact of our settlement with Toysrus.com LLC for $51 million.

AMAZON.COM, INC.

Segment Information

(in millions)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
North America
Net sales	$4,956	$3,631	$12,828	$10,228
Cost of sales	3,786	2,850	9,538	7,733

Gross profit	1,170	781	3,290	2,495
Direct segment operating expenses (1)	892	651	2,581	2,050

Segment operating income	$278	$130	$709	$445

International
Net sales	$4,563	$3,073	$11,681	$8,938
Cost of sales	3,757	2,506	9,440	7,163

Gross profit	806	567	2,241	1,775
Direct segment operating expenses (1)	487	338	1,378	1,127

Segment operating income	$319	$229	$863	$648

Consolidated
Net sales	$9,519	$6,704	$24,509	$19,166
Cost of sales	7,543	5,356	18,978	14,896

Gross profit	1,976	1,348	5,531	4,270
Direct segment operating expenses	1,379	989	3,959	3,177

Segment operating income	597	359	1,572	1,093
Stock-based compensation	(100)	(79)	(341)	(275)
Other operating income (expense), net (2)	(21)	(8)	(102)	24

Income from operations	476	272	1,129	842
Total non-operating income (expense), net	(5)	30	32	59
Provision for income taxes	(85)	(79)	(253)	(247)
Equity-method investment activity, net of tax	(2)	2	(6)	(9)

Net income	$384	$225	$902	$645

Segment Highlights:
Y/Y net sales growth:
North America	36%	18%	25%	26%
International	49	19	31	33
Consolidated	42	18	28	29
Y/Y gross profit growth:
North America	50%	12%	32%	23%
International	42	20	26	34
Consolidated	47	15	30	27
Y/Y segment operating income growth:
North America	113%	(15%)	60%	11%
International	39	31	33	44
Consolidated	66	9	44	29
Net sales mix:
North America	52%	54%	52%	53%
International	48	46	48	47

(1)	A significant majority of our costs for “Technology and content” are incurred in the United States and most of these costs are allocated to our North America segment.
(2)	Q2 2008 includes a $53 million non-cash gain recognized on the sale of our European DVD rental assets. Q2 2009 includes the impact of our settlement with Toysrus.com LLC for $51 million.

AMAZON.COM, INC.

Supplemental Net Sales Information

(in millions)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
North America
Media	$2,099	$1,751	$5,964	$5,350
Electronics and other general merchandise	2,662	1,733	6,314	4,430
Other	195	147	550	448

Total North America	$4,956	$3,631	$12,828	$10,228

International
Media	$2,580	$1,889	$6,810	$5,734
Electronics and other general merchandise	1,947	1,156	4,768	3,110
Other	36	28	103	94

Total International	$4,563	$3,073	$11,681	$8,938

Consolidated
Media	$4,679	$3,640	$12,774	$11,084
Electronics and other general merchandise	4,609	2,889	11,082	7,540
Other	231	175	653	542

Total Consolidated	$9,519	$6,704	$24,509	$19,166

Y/Y Net Sales Growth:
North America:
Media	20%	7%	11%	16%
Electronics and other general merchandise	54	30	43	41
Other	33	33	23	38
Total North America	36	18	25	26
International:
Media	37%	12%	19%	24%
Electronics and other general merchandise	68	32	53	50
Other	27	40	9	65
Total International	49	19	31	33
Consolidated:
Media	29%	9%	15%	20%
Electronics and other general merchandise	60	31	47	45
Other	32	34	20	42
Total Consolidated	42	18	28	29
Y/Y Net Sales Growth Excluding Effect of Exchange Rates:
International:
Media	26%	22%	20%	22%
Electronics and other general merchandise	56	46	56	49
Other	18	58	19	67
Total International	37	31	33	31
Consolidated:
Media	23%	15%	16%	19%
Electronics and other general merchandise	54	36	48	44
Other	30	38	22	42
Total Consolidated	37	24	29	28
Consolidated Net Sales Mix:
Media	49%	54%	52%	58%
Electronics and other general merchandise	48	43	45	39
Other	3	3	3	3

AMAZON.COM, INC.

Consolidated Balance Sheets

(in millions, except per share data)

	December 31, 2009	December 31, 2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,444	$2,769
Marketable securities	2,922	958
Inventories	2,171	1,399
Accounts receivable, net and other	988	827
Deferred tax assets	272	204

Total current assets	9,797	6,157
Fixed assets, net	1,290	854
Deferred tax assets	18	145
Goodwill	1,234	438
Other assets	1,474	720

Total assets	$13,813	$8,314

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,605	$3,594
Accrued expenses and other	1,759	1,152

Total current liabilities	7,364	4,746
Long-term debt	109	409
Other long-term liabilities	1,083	487
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 461 and 445
Outstanding shares — 444 and 428	5	4
Treasury stock, at cost	(600)	(600)
Additional paid-in capital	5,736	4,121
Accumulated other comprehensive income (loss)	(56)	(123)
Retained earnings (accumulated deficit)	172	(730)

Total stockholders’ equity	5,257	2,672

Total liabilities and stockholders’ equity	$13,813	$8,314

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except per share data)

(unaudited)

						Y/Y %
	Q4 2008	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Change
Cash Flows and Shares
Operating cash flow — trailing twelve months (TTM)	$1,697	$1,757	$1,878	$2,253	$3,293	94%
Purchases of fixed assets (incl. internal-use software & website development) — TTM	$333	$326	$336	$337	$373	12%
Free cash flow (operating cash flow less purchases of fixed assets) — TTM	$1,364	$1,431	$1,542	$1,916	$2,920	114%
Free cash flow — TTM Y/Y growth	16%	82%	89%	98%	114%	N/A
Invested capital (1)	$3,333	$3,501	$3,666	$3,847	$4,449	N/A
Return on invested capital (2)	41%	41%	42%	50%	66%	N/A
Common shares and stock-based awards outstanding	446	447	451	451	461	3%
Common shares outstanding	428	429	432	433	444	4%
Stock-based awards outstanding	18	17	19	18	17	(6%)
Stock-based awards outstanding — % of common shares outstanding	4.2%	4.0%	4.4%	4.2%	3.8%	N/A
Results of Operations
Worldwide (WW) net sales	$6,704	$4,889	$4,651	$5,449	$9,519	42%
WW net sales — Y/Y growth, excluding F/X	24%	25%	20%	29%	37%	N/A
WW net sales — TTM	$19,166	$19,921	$20,509	$21,693	$24,509	28%
WW net sales — TTM Y/Y growth, excluding F/X	28%	27%	24%	24%	29%	N/A
Gross profit	$1,348	$1,148	$1,133	$1,273	$1,976	47%
Gross profit — Y/Y growth, excluding F/X	20%	27%	23%	29%	42%	N/A
Gross margin — % of WW net sales	20.1%	23.5%	24.4%	23.4%	20.8%	N/A
Gross profit — TTM	$4,270	$4,462	$4,628	$4,902	$5,531	30%
Gross profit — TTM Y/Y growth, excluding F/X	26%	26%	24%	25%	31%	N/A
Gross margin — TTM % of WW net sales	22.3%	22.4%	22.6%	22.6%	22.6%	N/A
Operating income (3)	$272	$244	$159	$251	$476	75%
Operating income — Y/Y growth (decrease), excluding F/X	10%	39%	(13%)	69%	63%	N/A
Operating margin — % of WW net sales	4.1%	5.0%	3.4%	4.6%	5.0%	N/A
Operating income — TTM (3) (4)	$842	$887	$829	$925	$1,129	34%
Operating income — TTM Y/Y growth, excluding F/X	27%	30%	13%	22%	39%	N/A
Operating margin — TTM % of WW net sales	4.4%	4.5%	4.0%	4.3%	4.6%	N/A
Net income (3)	$225	$177	$142	$199	$384	71%
Net income per diluted share	$0.52	$0.41	$0.32	$0.45	$0.85	66%
Net income — TTM (3) (4)	$645	$679	$663	$743	$902	40%
Net income per diluted share — TTM	$1.49	$1.56	$1.52	$1.69	$2.04	37%
Segments
North America Segment:
Net sales	$3,631	$2,578	$2,451	$2,843	$4,956	36%
Net sales — Y/Y growth, excluding F/X	18%	22%	13%	24%	36%	N/A
Net sales — TTM	$10,228	$10,681	$10,963	$11,503	$12,828	25%
Gross profit	$781	$694	$672	$752	$1,170	50%
Gross margin — % of North America net sales	21.5%	26.9%	27.4%	26.5%	23.6%	N/A
Gross profit — TTM	$2,495	$2,620	$2,733	$2,899	$3,290	32%
Gross margin — TTM % of North America net sales	24.4%	24.5%	24.9%	25.2%	25.6%	N/A
Operating income	$130	$150	$125	$156	$278	113%
Operating margin — % of North America net sales	3.6%	5.8%	5.1%	5.5%	5.6%	N/A
Operating income — TTM	$445	$464	$494	$562	$709	60%
Operating income — TTM Y/Y growth, excluding F/X	11%	5%	8%	20%	59%	N/A
Operating margin — TTM % of North America net sales	4.4%	4.4%	4.5%	4.9%	5.5%	N/A
International Segment:
Net sales	$3,073	$2,311	$2,200	$2,606	$4,563	49%
Net sales — Y/Y growth, excluding F/X	31%	28%	28%	35%	37%	N/A
Net sales — TTM	$8,938	$9,240	$9,546	$10,190	$11,681	31%
Net sales — TTM % of WW net sales	47%	46%	47%	47%	48%	N/A
Gross profit	$567	$454	$461	$521	$806	42%
Gross margin — % of International net sales	18.5%	19.6%	20.9%	20.0%	17.7%	N/A
Gross profit — TTM	$1,775	$1,842	$1,895	$2,003	$2,241	26%
Gross margin — TTM % of International net sales	19.9%	19.9%	19.9%	19.7%	19.2%	N/A
Operating income	$229	$172	$179	$194	$319	39%
Operating margin — % of International net sales	7.4%	7.4%	8.1%	7.4%	7.0%	N/A
Operating income — TTM	$648	$692	$722	$773	$863	33%
Operating income — TTM Y/Y growth, excluding F/X	42%	52%	49%	49%	41%	N/A
Operating margin — TTM % of International net sales	7.3%	7.5%	7.6%	7.6%	7.4%	N/A
Consolidated Segments:
Operating expenses	$989	$826	$829	$923	$1,379	40%
Operating expenses — TTM	$3,177	$3,306	$3,412	$3,567	$3,959	25%
Operating income	$359	$322	$304	$350	$597	66%
Operating margin — % of consolidated sales	5.4%	6.6%	6.5%	6.4%	6.3%	N/A
Operating income — TTM	$1,093	$1,156	$1,216	$1,335	$1,572	44%
Operating income — TTM Y/Y growth, excluding F/X	28%	28%	29%	35%	48%	N/A
Operating margin — TTM % of consolidated net sales	5.7%	5.8%	5.9%	6.2%	6.4%	N/A

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except inventory turnover, accounts payable days and employee data)

(unaudited)

						Y/Y %
	Q4 2008	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Change
Supplemental
Supplemental North America Segment Net Sales:
Media	$1,751	$1,305	$1,148	$1,412	$2,099	20%
Media — Y/Y growth, excluding F/X	8%	9%	0%	14%	19%	N/A
Media — TTM	$5,350	$5,450	$5,449	$5,616	$5,964	11%
Electronics and other general merchandise	$1,733	$1,172	$1,187	$1,293	$2,662	54%
Electronics and other general merchandise — Y/Y growth, excluding F/X	30%	42%	29%	36%	54%	N/A
Electronics and other general merchandise — TTM	$4,430	$4,776	$5,043	$5,385	$6,314	43%
Electronics and other general merchandise — TTM % of North America net sales	43%	45%	46%	47%	49%	N/A
Other	$147	$101	$116	$138	$195	33%
Other — TTM	$448	$455	$471	$502	$550	23%
Supplemental International Segment Net Sales:
Media	$1,889	$1,418	$1,294	$1,517	$2,580	37%
Media — Y/Y growth, excluding F/X	22%	17%	12%	22%	26%	N/A
Media — TTM	$5,734	$5,814	$5,849	$6,118	$6,810	19%
Electronics and other general merchandise	$1,156	$874	$882	$1,064	$1,947	68%
Electronics and other general merchandise — Y/Y growth, excluding F/X	46%	50%	60%	58%	56%	N/A
Electronics and other general merchandise — TTM	$3,110	$3,330	$3,603	$3,977	$4,768	53%
Electronics and other general merchandise — TTM % of International net sales	35%	36%	38%	39%	41%	N/A
Other	$28	$19	$24	$25	$36	27%
Other — TTM	$94	$96	$94	$95	$103	9%
Supplemental Worldwide Net Sales:
Media	$3,640	$2,723	$2,442	$2,929	$4,679	29%
Media — Y/Y growth, excluding F/X	15%	13%	7%	18%	23%	N/A
Media — TTM	$11,084	$11,264	$11,298	$11,734	$12,774	15%
Electronics and other general merchandise	$2,889	$2,046	$2,069	$2,357	$4,609	60%
Electronics and other general merchandise — Y/Y growth, excluding F/X	36%	46%	41%	45%	54%	N/A
Electronics and other general merchandise — TTM	$7,540	$8,106	$8,646	$9,362	$11,082	47%
Electronics and other general merchandise — TTM % of WW net sales	39%	41%	42%	43%	45%	N/A
Other	$175	$120	$140	$163	$231	32%
Other — TTM	$542	$551	$565	$597	$653	20%
Balance Sheet
Cash and marketable securities (5)	$4,035	$3,025	$3,504	$4,304	$6,672	65%
Inventory, net — ending	$1,399	$1,266	$1,325	$1,617	$2,171	55%
Inventory turnover, average — TTM	12.2	12.5	12.4	12.1	12.2	0%
Fixed assets, net	$854	$889	$981	$1,086	$1,290	51%
Accounts payable — ending	$3,594	$2,380	$2,508	$3,354	$5,605	56%
Accounts payable days — ending	62	57	65	72	68	11%
Other
WW shipping revenue	$266	$190	$185	$208	$341	29%
WW shipping costs	$508	$358	$332	$388	$696	37%
WW net shipping costs	$242	$168	$147	$180	$355	46%
WW net shipping costs — % of WW net sales	3.6%	3.4%	3.1%	3.3%	3.7%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	20,700	20,600	21,000	21,700	24,300	17%

(1)	Average Total Assets minus Current Liabilities (excluding current portion of Long Term Debt) over five quarter ends.
(2)	TTM Free Cash Flow divided by Invested Capital.
(3)	Q2 2009 includes the impact of our settlement with Toysrus.com LLC for $51 million.
(4)	Q2 2008 includes a $53 million non-cash gain recognized on the sale of our European DVD rental assets.
(5)	Includes restricted cash, classified within “Other Assets” on our consolidated balance sheet, of: $308 million Q4 2008, $295 million Q1 2009, $292 million Q2 2009, $303 million Q3 2009, and $306 million in Q4 2009.

Amazon.com, Inc.

Certain Definitions and Other

Segment Reporting

•

We present segment information for North America and International. We measure operating results of our segments using an internal performance measure of direct segment operating expenses that excludes stock-based compensation and other operating expense, each of which is not allocated to segment results. Other centrally incurred operating costs are fully allocated to segment results. Our operating results, particularly for the International segment, are affected by movements in foreign exchange rates.

•

The North America segment consists of amounts earned from retail sales of consumer products (including from sellers) and subscriptions through North America-focused websites such as www.amazon.com and www.amazon.ca. This segment includes export sales from www.amazon.com and www.amazon.ca.

•

The International segment consists of amounts earned from retail sales of consumer products (including from sellers) and subscriptions through internationally focused websites such as www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, and www.amazon.cn. This segment includes export sales from these internationally based sites (including export sales from these sites to customers in the U.S. and Canada), but excludes export sales from www.amazon.com and www.amazon.ca.

•

We provide supplemental sales information within each segment for three categories: Media, Electronics and Other General Merchandise, and Other. Media consists of amounts earned from retail sales from all sellers in categories such as books, movies, music, digital downloads, software and video games (including game consoles). Electronics and Other General Merchandise consists of amounts earned from retail sales from all sellers of items in categories not included in Media, such as electronics and computers, devices, home and garden, toys, kids and baby, grocery, apparel, shoes and jewelry, health and beauty, sports and outdoors, tools, and auto and industrial. Other consists of non-retail activities, such as the Amazon Enterprise Solutions program, Amazon Web Services, and marketing and promotional activities, such as our co-branded credit card programs.

Customer Accounts

•

References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer’s initial order is shipped or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions (including www.amazon.cn customers), Amazon Enterprise Solutions program customers, Amazon.com Payments customers, Amazon Web Services customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•

References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Seller accounts exclude Amazon Enterprise Solutions sellers. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

Registered Developers

•	References to registered developers mean cumulative registered developer accounts, which are established when potential developers enroll with Amazon Web Services and receive a developer access key.

Units

•

References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon.com domains worldwide – such as www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca and www.amazon.cn, as well as Amazon.com-owned items sold through non-Amazon.com domains. Units sold do not include units associated with certain of our acquisitions or Amazon.com gift certificates.

Cash Flows and Return on Invested Capital

•	Free cash flow is cash flow from operations reduced by purchases of fixed assets, including internal-use software and website development.

•	Tax benefits relating to excess stock-based compensation deductions are reported as financing cash flows.

•	Return on invested capital is trailing-twelve-month free cash flow divided by average total assets less current liabilities (excluding current portion of our long-term debt) over five quarter ends.

Net Sales

•

Revenue is generally recorded gross for sales of our own inventory and net for sales by other sellers. Amounts paid in advance for subscription services, including amounts received for Amazon Prime and other membership programs, are deferred and recognized as revenue over the subscription term.

•	For our products with multiple elements, where a standalone value for each element cannot be established, we recognize the revenue and related cost over the estimated economic life of the product.

Cost of Sales

•

Cost of sales consists of the purchase price of consumer products and content sold by us, inbound and outbound shipping charges, packaging supplies, and costs incurred in operating and staffing our fulfillment and customer service centers on behalf of other businesses.

Fulfillment

•

Fulfillment costs represent those costs incurred in operating and staffing our fulfillment and customer service centers, including costs attributable to buying, receiving, inspecting, and warehousing inventories; picking, packaging, and preparing customer orders for shipment; payment processing and related transaction costs, including costs associated with our guarantee for certain seller transactions; and responding to inquiries from customers.

Marketing

•	Marketing consists primarily of online advertising, including through our Associates program, sponsored search, portal advertising, and other initiatives.

•

Marketing expenses also consist of public relations expenditures; payroll and related expenses for personnel engaged in marketing, business development, and selling activities; and to a lesser extent, traditional advertising.

Technology and Content

•

Technology and content expenses consist principally of payroll and related expenses for employees involved in, application development, category expansion, editorial content, buying, merchandising selection, and systems support, as well as costs associated with the compute, storage and telecommunications infrastructure used internally and supporting Amazon Web Services.

•	A significant majority of our costs for “Technology and content” are incurred in the United States and most of these costs are allocated to our North America segment.

Contacts:

Amazon.com Investor Relations	Amazon.com Public Relations
Rob Eldridge, 206/266-2171	Mary Osako, 206/266-7180
www.amazon.com/ir